Exhibit 99.2

SPHERIX INCORPORATED

INDEX TO FINANCIAL STATEMENTS

Page

For the Quarter Ended September 30, 2012 (Unaudited, except for the condensed consolidated balance sheet as of December 31, 2011 which was derived from the audited financial statements)

Condensed Consolidated Statement of Operations for the three- and nine-month periods ended September 30, 2012 and 2011	F-2

Condensed Consolidated Balance Sheets as of September 30, 2012 and December 31, 2011	F-3

Condensed Consolidated Statements of Cash Flows for the nine-month periods ended September 30, 2012 and 2011	F-4

Condensed Notes to the Consolidated Financial Statements	F-5

For the Year Ended December 31, 2011

Report of Independent Registered Public Accounting Firm	F-13

Consolidated Statements of Operations for the years ended December 31, 2011 and 2010	F-14

Consolidated Balance Sheets as of December 31, 2011 and 2010	F-15

Consolidated Statements of Changes in Stockholders’ Equity for the years ended December 31, 2011 and 2010	F-16

Consolidated Statements of Cash Flows for the years ended December 31, 2011 and 2010	F-19

Notes to Consolidated Financial Statements	F-20

SPHERIX INCORPORATED

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2012	2011	2012	2011

Revenue	$16,710	$—	$16,710	$—

Operating expenses
Research and development expense	(107,817)	(371,327)	(617,469)	(1,131,329)
Selling, general and administrative expense	(542,538)	(417,260)	(1,748,085)	(1,680,512)
Total operating expenses	(650,355)	(788,587)	(2,365,554)	(2,811,841)

Loss from operations	(633,645)	(788,587)	(2,348,844)	(2,811,841)
Interest income	830	595	2,774	2,680
Other income	—	—	—	53,007
Gain on settlement of obligations	—	—	—	845,000
Loss from continuing operations before taxes	(632,815)	(787,992)	(2,346,070)	(1,911,154)

Income tax expense	—	—	—	(14,485)

Loss from continuing operations	(632,815)	(787,992)	(2,346,070)	(1,925,639)

Discontinued operations
Loss from discontinued operations before taxes	(133,148)	(125,326)	(323,423)	(236,754)
Income tax expense	—	—	—	—
Loss from discontinued operations	(133,148)	(125,326)	(323,423)	(236,754)

Net loss	$(765,963)	$(913,318)	$(2,669,493)	$(2,162,393)

Net loss per share, basic and diluted
Continuing operatoins	$(3.05)	$(6.15)	$(11.70)	$(15.26)
Discontinued operations	$(0.64)	$(0.98)	$(1.61)	$(1.88)
Net loss per share	$(3.69)	$(7.13)	$(13.31)	$(17.13)

Weighted average shares outstanding, basic and diluted	207,806	128,124	200,547	126,227

See accompanying notes to financial statements

SPHERIX INCORPORATED

Condensed Consolidated Balance Sheets

	Sept. 30, 2012 (Unaudited)	December 31, 2011
ASSETS
Current assets
Cash and cash equivalents	$3,650,037	$4,911,350
Trade accounts receivable, net of allowance of $0 and $8,174	—	—
Other receivables	34,348	293
Prepaid research expenses	—	209,780
Prepaid expenses and other assets	24,166	120,427
Assets of segment held for sale	156,438	286,065
Total current assets	3,864,989	5,527,915

Property and equipment, net of accumulated depreciation of $316,438 and $265,502	42,145	91,482
Patents, net of accumulated amortization of $0 and $2,146	—	—
Deposit	25,625	35,625
Total assets	$3,932,759	$5,655,022

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$213,424	$269,996
Accrued salaries and benefits	454,393	549,815
Liabilities of segment held for sale	80,876	72,871
Total current liabilities	748,693	892,682

Deferred rent	44,876	47,675
Total liabilities	793,569	940,357

Commitments and contingencies

Stockholders’ equity
Preferred stock, $0.01 par value, 5,000,000 shares authorized; 5,250 series B issued and 1 outstanding at September 30, 2012 and December 31, 2011	—	—
Common stock, $0.0001 par value, 50,000,000 shares authorized; 208,207 and 155,150 issued, 207,806 and 154,749 outstanding at September 30, 2012 and December 31, 2011, respectively	21	16
Paid-in capital in excess of par value	43,420,333	42,326,320
Treasury stock	(464,786)	(464,786)
Accumulated deficit	(39,816,378)	(37,146,885)
Total stockholders’ equity	3,139,190	4,714,665
Total liabilities and stockholders’ equity	$3,932,759	$5,655,022

See accompanying notes to financial statements

SPHERIX INCORPORATED

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended Sept. 30,
	2012	2011
Cash flows from operating activities
Net loss	$(2,669,493)	$(2,162,393)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on settlement of obligations	—	(845,000)
Depreciation and amortization	50,936	52,865
Provision for doubtful accounts	(8,174)	8,174
Stock-based compensation	40,350	—
Changes in assets and liabilities:
Receivables	(25,881)	262,424
Prepaid expenses and other assets	316,041	404,509
Accounts payable and accrued expenses	(151,994)	(492,832)
Deferred rent	(2,799)	(24,669)
Deferred compensation	—	(305,000)
Deferred revenue	—	—
Net cash used in activities of continuing operations	(2,451,014)	(3,101,922)
Net cash provided by activities of discontinued operations	137,632	8,280
Net cash used in operating activities	(2,313,382)	(3,093,642)

Cash flow from investing activities
Purchase of property and equipment	(1,599)	(4,852)
Net cash used in continuing activities	(1,599)	(4,852)
Net cash used in investing activities	(1,599)	(4,852)

Cash flow from financing activities
Proceeds from issuance of common stock, net	1,055,353	2,545,349
Reverse stock split fractional shares payment	(1,685)	—
Net cash provided by continuing activities	1,053,668	2,545,349
Net cash provided by financing activities	1,053,668	2,545,349

Net decrease in cash and cash equivalents	(1,261,313)	(553,145)
Cash and cash equivalents, beginning of period	4,911,350	5,575,310
Cash and cash equivalents, end of period	$3,650,037	$5,022,165

See accompanying notes to financial statements

SPHERIX INCORPORATED

Notes to the Condensed Consolidated Financial Statements

(Unaudited)

1.                          Basis of Presentation

The accompanying condensed consolidated financial statements of the Company are unaudited and do not include all of the information and disclosures generally required for annual financial statements.  In the opinion of management, the statements contain all material adjustments (consisting of normal recurring accruals) necessary to present fairly the Company’s financial position as of September 30, 2012, the results of its operations for the three-month and nine-month periods ended September 30, 2012 and 2011, and its cash flows for the nine-month periods ended September 30, 2012 and 2011.  This report should be read in conjunction with the Company’s Annual Report on Form 10-K, as updated in the Form 8-K/A (filed December 17, 2012), which does contain the complete information and disclosure, for the year ended December 31, 2011.

The Company previously operated via two principal segments, Biospherics and Health Sciences.  Biospherics seeks to develop proprietary products for commercial application.  Health Sciences provided technical and regulatory consulting services to biotechnology and pharmaceutical companies, as well as provided technical support for the Biospherics segment.

During the periods covered by this report, the Company had two wholly-owned subsidiaries, Biospherics Incorporated and Spherix Consulting, Inc., for its two operating segments.  The Company’s Health Sciences contracts are in the name of Spherix Consulting, Inc. and the Company’s patents are in the name of Biospherics Incorporated.  Spherix Incorporated provides management, strategic guidance, business development, marketing and other services to its subsidiaries.  The operations of Spherix Consulting, Inc. have been retroactively adjusted as discontinued operations as a result of the December 3, 2012 sale of the subsidiary (see note 15 “Subsequent Events”).

On May 6, 2011, the Company effected a one-for-ten reverse split of its common stock.  The Company implemented the reverse stock split under the authority granted to the Board of Directors by the Company’s stockholders at the annual meeting of stockholders held on November 17, 2009.  The reverse stock split reduced the number of outstanding shares of Common Stock from 25,624,872 shares to 2,562,488 shares at that time.

On September 21, 2012, the Company effected a one-for-twenty reverse split of its common stock.  The Company implemented the reverse stock split under the authority granted to the Board of Directors by the Company’s stockholders at the annual meeting of stockholders held on August 14, 2012.  The reverse stock split reduced the number of outstanding shares of Common Stock from 4,159,777 shares to 207,806 shares.  All per share amounts and outstanding shares, including all Common Stock equivalents, stock options, equity compensation plans, and warrants, have been retroactively adjusted in the Financial Statements and in the Notes to the Financial Statements for all periods presented to reflect the reverse stock split.

2.                          Liquidity and Capital Resources

We may continue to incur substantial development costs in our Biospherics segment in the next several years, without substantial corresponding revenue, and we will continue to incur ongoing administrative and other expenses, including public company expenses.  We intend to finance our activities through:

•                  the remaining proceeds of our equity offerings; and

•                  additional funds we will seek to raise through the sale of additional securities in the future.

Working capital was $3.1 million at September 30, 2012, and cash on hand as of that date was $3.7 million.  Management believes that this cash on hand, plus the $2.3 million the Company subsequently raised in November 2012 (see below), will be sufficient to sustain operations for the next twelve months.

In February 2012, the Company obtained net proceeds of approximately $1.1 million in a registered direct offering of common stock and warrants.  Both the common stock issued in the offering and the underlying common stock for the warrants issued in the offering were previously registered under a Form S-3 shelf registration statement declared effective by the SEC in October 2009.

In November 2012, the Company obtained net proceeds of approximately $2.3 million in a private placement of common stock and warrants.  The Company sold an aggregate of 483,657 shares of common stock at a price of $5.324 per share along with warrants to purchase an additional 483,657 shares of common stock at an exercise price of $6.53 per share.  The warrants shall be exercisable for a period of five years, but will not be effective until approved by the shareholders of the Company.  Common stock and warrants were issued in a private placement of securities exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder. The Company and the Investors have executed a Registration Rights Agreement pursuant to which the Company has agreed to register the common stock sold in the offering and the common stock issuable upon exercise of the warrants.  Failure on the part of the Company to satisfy certain deadlines described in the Registration Rights Agreement may subject the Company to payment of certain monetary penalties. The Investors shall have the right to participate for 100% of any future debt or equity offerings of the Company during the two years following the Closing.

Due to the nature of our business, we will need to raise additional funds from time to time.  NASDAQ rules require stockholder approval for certain stock issuances constituting twenty percent (20%) or more of a company’s issued and outstanding stock.

The Company’s Form S-3 shelf registration statement expired on October 1, 2012.

The Company cannot be assured that it will be able to attract a purchaser of securities to raise the additional funds it will likely require in the future; that the Company will be able to obtain any required stockholder approval; or that the Company will be able to have additional offerings.  If we reach a point where we are unable to raise needed additional funds to continue our business activities, we will be forced to cease our development activities and dissolve the Company.  In such an event, we will need to satisfy various severance, lease termination and other dissolution-related obligations.

On April 20, 2012, the Company received a deficiency notice from NASDAQ regarding the bid price of the Company’s common stock.  Following a 1 for 20 reverse stock split, on October 8, 2012 NASDAQ provided confirmation to the Company that the Company has regained compliance with Marketplace Rule 5550(a)(2) since the closing bid price of its common stock, $0.01 par value per share, had traded at $1.00 per share or greater for at least ten (10) consecutive business days.  This is the second time the Company employed a reverse stock split to avoid NASDAQ delisting.

On September 25, 2012, the Company received written notification from NASDAQ advising the Company that the minimum number of publicly held shares of the Company’s common stock had fallen below the minimum 500,000 shares required for continued listing on the NASDAQ Capital Market pursuant to NASDAQ Rule 5550(a)(4) (the “Rule”).  Following the closing of the above private placement, the Company’s number of publicly held shares of common stock outstanding increased to 690,741.  The Company believes that the placement of 483,657 additional shares in this transaction will satisfy the required listing requirement.

3.                          Common Stock and Paid-in Capital in Excess of Par

During the nine months ended September 30, 2012, the Company issued shares of common stock as follows:

	Preferred Stock		Common Stock		Paid-in Capital in
	Shares	Amount	Shares	Amount	Excess of Par

Balance, January 1, 2012	1	$—	155,150	$16	$42,326,320

Sale of common stock, net of offering costs of $94,648 (1)	—	—	53,241	5	1,055,348
Stock-based compensation	—	—	—	—	40,350
Reverse split fractional share payment	—	—	(184)	—	(1,685)

Balance, September 30, 2012	1	$—	208,207	$21	$43,420,333

(1) The stock issuance is further discussed in Note 2, “Liquidity and Capital Resources”

4.                          Concentrations of Credit Risk

The Company maintains cash balances at several banks.  Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $250,000.  At September 30, 2012, the Company’s cash and cash equivalents in excess of the FDIC limits were $3.5 million.  The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks.

5.                          Use of Estimates and Assumptions

The accompanying condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”).  This requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the period.  Accordingly, actual results could differ from those estimates and assumptions.

6.                          New Accounting Pronouncements

In June 2011, the FASB issued a new accounting standard on the presentation of comprehensive income. The new standard requires the presentation of comprehensive income, the components of net income and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The new standard also requires presentation of adjustments for items that are reclassified from other comprehensive income to net income in the statement where the components of net income and the components of other comprehensive income are presented.  In December 2011, the FASB deferred the effective date for amendments to the presentation of reclassifications of items out of accumulated other comprehensive income, while still requiring entities to adopt the other requirements.  We adopted the new standard on January 1, 2012.  The adoption of this standard had no impact on our consolidated financial statements.  We are required to adopt the requirements for reclassification of items out of accumulated other comprehensive income as of the beginning of 2013. We do not expect this adoption to have a material impact on our financial statements.

7.                          Fair Value Measurement

The Company has elected not to apply the fair value option to measure any of the financial assets and liabilities on its balance sheet not already valued at fair value under other accounting pronouncements. These other financial assets and liabilities are primarily accounts receivable and accounts payable, which are reported at historical value. The fair value of these financial assets and liabilities approximate their fair value because of their short duration.

8.                          Discontinued Operations

The operations of Spherix Consulting, Inc. have been retroactively adjusted as discontinued operations as a result of the December 3, 2012 sale (see note 15 “Subsequent Events”).  The Spherix Consulting segment generated nearly all of the Company’s revenue and provided technical support for the Company’s Biospherics segment.  The sale will help to reduce our overhead and allow the Company’s remaining staff to better focus their energies on the Biospherics drug development activities and to concentrate on the identification of additional business opportunities.

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2012	2011	2012	2011
Revenue	$177,591	$198,464	$593,256	$690,817

Direct cost and operating expense	(111,135)	(87,399)	(354,600)	(336,714)
Selling, general and administrative expense	(199,604)	(236,391)	(562,079)	(590,857)
Income from discontinued operations before taxes	$(133,148)	$(125,326)	$(323,423)	$(236,754)

9.                          Net Loss Per Share

Loss per share is presented for Continuing Operations, Discontinued Operations, and Net Loss Per Share.  Basic net loss per common share has been computed by dividing net loss by the weighted-average number of common shares outstanding during the year.  Diluted net loss per common share has been computed by dividing net loss by the weighted-average number of common shares outstanding without an assumed increase in common shares outstanding for common stock equivalents, as common stock equivalents are antidilutive for each of the three- and nine-month periods ended September 30, 2012 and 2011.  Options for 2,336 and 3,462 shares of common stock were excluded from diluted net loss per common share because they would be antidilutive for the three- and nine-month periods ended September 30, 2012.  For the three- and nine-month periods ended September 30, 2011, none of the Company’s outstanding options and none of the warrants were included in the calculation of diluted earnings per share as the exercise prices were all above the average market price of the Company’s common stock for the period.

10.                   Accounting for Stock-Based Compensation

The Company recognized approximately $21,000 and $40,000 in stock-based compensation expense during the three- and nine-month periods ended September 30, 2012, respectively and had $33,000 of unrecognized compensation as of that date, which will be recognized over the remaining 3.1 years.  For the three- and nine-month periods ended September 30, 2011, the Company had no stock-based compensation expense.

A summary of option activity under the Company’s employee stock option plan for the nine months ended September 30, 2012, is presented below:

Options	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at beginning of year	2,426	$53.60
Granted	3,461	$11.56
Exercised	—	$—
Expired or forfeited	—	$—
Outstanding at end of period	5,887	$28.88	4.5	$4,578
Options exercisable at end of period	4,637	$25.88	4.6	$4,578
Weighted-average fair value of options granted during the year	$9.34

11.                   Income Taxes

Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  A valuation allowance is established based upon periodic assessments made by management to reduce deferred tax assets to the amount expected to be realized.  Income tax expense is the current tax provision for the period and the change during the period in deferred tax assets and liabilities.  The Company recognizes a tax expense associated with an uncertain tax position when, in management’s judgment, it is not more likely than not that the position will be sustained upon examination by a taxing authority.  As of and for the three- and nine-month periods ended September 30, 2012 and 2011, no tax expense was recognized for uncertain tax positions.

The Company’s estimated annual effective tax rate is zero for the first nine months of 2012 and 2011.  The Company’s effective income tax rate for the nine months ended September 30,2011 was approximately -1.2% as a result of realizing a discrete item, which resulted in income tax expenses of $15,000 in the first quarter of 2011.  The effective income tax rate for the nine months ended September 30, 2012 is zero.  As of September 30, 2012, the Company continues to provide a valuation allowance against its net deferred tax assets since the Company believes it is more likely than not that its deferred tax assets will not be realized.  At the quarter ended September 30, 2012 and 2011, the Company had no unrecognized income tax benefits and recognized no interest or penalties on income tax liabilities.

Utilization of the net operating loss carryforwards and credit may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions.  The Company has not performed a detailed analysis to determine whether an ownership change under Section 382 of the Internal Revenue Code occurred.  The effect of an ownership change would be the imposition of an annual limitation on the use of net operating loss carryforwards attributable to periods before the change and could result in a reduction in the total net operating losses and research credits available.

12.                   Commitment and Contingencies

Leases

In March 2012, the Company entered into an amendment to its office building lease, which extends the term of the lease five years.  The lease, as amended, will expire on March 31, 2018.  Commencing on April 1, 2012, the base annual rent shall be $152,500, with an increase of 3% annually.

Related Party Transactions

Stock option awards are provided to members of the Board of Directors as a regular component of annual compensation.  The number of stock options awards to each non-employee Board member is calculated by dividing $10,000 by the closing stock price of the grant date.  Stock options are awarded to each non-employee Board member in May of each year; provided, however, that in 2012 the Company did not have sufficient shares available under the 1997 Stock Option Plan (the “Plan”) to fully compensate the Board members.  Accordingly, the Company issued stock options to each non-employee director with a value of $4,278 instead of the $10,000 in stock options as required under its directors’ compensation plan, in May 2012, and the remaining $5,722 of options in August 2012 following Stockholders approval of the amendment to the Plan.

13.                   Information by Business Segment

As a result of the sale of the Spherix Consulting subsidiary, the Company now has only one operating segment, Biospherics.

14.                   Gain on Settlement of Obligations

Purchase Commitments

On January 14, 2011, Biospherics Incorporated, filed a Complaint For Injunction Relief And Damages in The United States District Court For The District Of Maryland against Inalco S.p.A. (the “Complaint”).  The Complaint alleged that one of the Company’s D-Tagatose suppliers, Inalco, had breached the 2009 Manufacturing Support and Supply Agreement as Inalco (i) refused to supply D-tagatose previously paid for by Biospherics, (ii) refused to provide a promised bank guarantee, and (iii) shut-down its D-tagatose production facilities.  On March 16, 2011, both parties signed a settlement agreement whereby Inalco agreed to supply Spherix with 8.5 metric tons of D-tagatose, which has been received by Spherix, and both parties have released each other from any other obligations under the previous agreement.  As a result, the Company recognized a gain on settlement of obligations of $600,000 in March 2011 on the release from its purchase obligation.

Related Party Transactions

In January 2011, the Company entered into a Letter Agreement with Gilbert V. Levin and M. Karen Levin pursuant to which the Company agreed to make a one-time lump sum payment of $450,000 to the Levins in full satisfaction of the Company’s obligation to make a series of continuing payments to the Levins relating to their prior employment by the Company.  The Company’s estimated liability to the Levins prior to the above agreement was approximately $695,000.  The $450,000 lump sum payment was made on January 31, 2011, and the Company recognized the $245,000 difference as a gain on settlement of obligations in January 2011.

15.                   Subsequent Events

The Company evaluated all events or transactions after September 30, 2012 through the date the financial statements were issued.

On April 20, 2012, the Company received a deficiency notice from NASDAQ regarding the bid price of the Company’s common stock.  Following the reverse stock split, on October 8, 2012, NASDAQ provided confirmation to the Company that the Company has regained compliance with Marketplace Rule 5550(a)(2) since the closing bid price of its common stock, $0.01 par value per share, had traded at $1.00 per share or greater for at least ten (10) consecutive business days.

On September 25, 2012, the Company received written notification from NASDAQ advising the Company that the minimum number of publicly held shares of the Company’s common stock had fallen below the minimum 500,000 shares required for continued listing on the NASDAQ Capital Market pursuant to NASDAQ Rule 5550(a)(4) (the “Rule”).  Following the November 7, 2012 private placement, in late November, 2012 NASDAQ provided confirmation to the Company that it had regained compliance with the minimum number of publicly held shares rule.

On November 7, 2012, the Company obtained net proceeds of approximately $2.3 million in a private placement of common stock and warrants.  The Company sold an aggregate of 483,657 shares of common stock at a price of $5.324 per share along with warrants to purchase an additional 483,657 shares of common stock at an exercise price of $6.53 per share.  The warrants shall be exercisable for a period of five years, but will not be effective until approved by the shareholders of the Company.  Common stock and warrants were issued in a private placement of securities exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder. The Company and the Investors have executed a Registration Rights Agreement pursuant to which the Company has agreed to register the common stock sold in the offering and the common stock issuable upon exercise of the warrants.  Failure on the part of the Company to satisfy certain deadlines described in the Registration Rights Agreement may subject the Company to payment of certain monetary penalties. The Investors shall have the right to participate for 100% of any future debt or equity offerings of the Company during the two years following the Closing.

On November 13, 2012, the Company expanded its Board of Directors to eight board members and will be re-examining its business strategies and exploring strategic alternatives.  This effort may result in the divestiture or winding down of certain of our current businesses and the possible entry into a new, yet identified business, including via acquisitions.

In mid-November, 2012, the Board of Directors and the holders of approximately 70% of our common stock approved the following actions:

•                  an increase in our authorized capital stock to 50,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share;

•                  the adoption of the Spherix Incorporated 2012  Equity Incentive Plan, pursuant to which up to 125,000 shares of common stock may be issued to employees, officers and directors via stock options and grants of restricted stock;  and

•                  approval of the issuance of up to 483,657 shares of our common stock pursuant to the exercise of our Series B Warrants issued in our November 2012 private placement transaction.

We have forwarded an Information Statement on Form 14C to all of our stockholders describing these matters, which matters will be effective as of mid-December, 2012.

On December 3, 2012, Spherix Incorporated (the “Company”) sold all of the issued and outstanding capital stock of its consulting subsidiary, Spherix Consulting, Inc. for nominal consideration of less than $1,000.  As a result of the sale, the Company will recognize a one-time loss on the sale of the subsidiary of approximately $1.3 million in Q4 2012.  Our board of directors is currently evaluating our strategic alternatives.

On November 30, 2012, the following individuals resigned as members of the Board of Directors of the Company: Dr. Claire L. Kruger, Dr. Robert A. Lodder, Aris Melissaratos and Thomas B. Peter.

On November 30, 2012, but effective as of December 3, 2013, Dr. Claire L. Kruger resigned as the Chief Executive Officer/Chief Operating Officer of the Company.  In connection with Dr. Kruger’s departure, the Company paid Dr. Kruger her 2012 bonus of $143,000 and a severance of $286,000 plus COBRA expenses pursuant to the terms of her employment agreement.  For the other departing employees the Company agreed to pay a total of $82,000 in 2012 bonuses and approximately $211,000 in severances.

On November 30, 2012, but effective as of December 3, 2012, the Company appointed (i) Dr. Robert A. Lodder as the Company’s Principal Executive Officer and (ii) Robert L. Clayton as Secretary of the Company.  The Company also agreed with Mr. Clayton that (i) Mr. Clayton will remain as CFO of the Company through March 31, 2013 and (ii) the Company will pay Mr. Clayton a severance of $212,180 pursuant to the terms of his prior employment agreement.  The Company also agreed to pay $93,359 and $74,263 in 2012 bonuses for Dr. Lodder and Mr. Clayton, respectively.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders

Spherix Incorporated

We have audited the accompanying consolidated balance sheets of Spherix Incorporated (a Delaware corporation) and subsidiaries (the “Company”) as of December 31, 2011 and 2010, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Spherix Incorporated and subsidiaries as of December 31, 2011 and 2010, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

McLean, Virginia

December 17, 2012

Spherix Incorporated

Consolidated Statements of Operations

For the Years Ended December 31, 2011 and 2010

	2011	2010

Revenue	$—	$14,723

Operating expense
Research and development expense	(1,645,939)	(4,846,111)
Selling, general and administrative expense	(2,321,073)	(3,181,254)

Total operating expense	(3,967,012)	(8,027,365)

Loss from operations	(3,967,012)	(8,012,642)

Interest income	3,455	6,109
Other income	51,261	135,914
Gain on settlement of obligations	845,000	—

Loss from continuing operations before taxes	(3,067,296)	(7,870,619)
Income tax (expense) benefit	(14,485)	133,194

Loss from continuing operations	(3,081,781)	(7,737,425)

Discontinued operations
(Loss) income from discontinued opertions	(379,859)	1,182
Income tax expense	—	—
(Loss) Income from discontinued operations	(379,859)	1,182

Net loss	$(3,461,640)	$(7,736,243)

Net loss per share, basic and diluted
Continuing operatoins	$(23.47)	$(85.68)
Discontinued operations	$(2.89)	$0.01
Net loss per share	$(26.37)	$(85.67)

Weighted average shares outstanding, basic and diluted	131,285	90,307

The accompanying notes to financial statements are an integral part of these financial statements.

Spherix Incorporated

Consolidated Balance Sheets

As of December 31, 2011 and 2010

	2011	2010
ASSETS
Current assets
Cash and cash equivalents	$4,911,350	$5,575,310
Trade accounts receivable, net of allowance of $8,174 and $0	—	—
Grants receivable	—	270,128
Other receivables	293	672
Prepaid research expenses	209,780	464,322
Prepaid expenses and other assets	120,427	155,261
Assets of segment held for sale	286,065	359,297
Total current assets	5,527,915	6,824,990

Property and equipment, net of accumulated depreciation of $265,502 and $197,971	91,482	154,161
Patents, net of accumulated amortization of $2,146 and $50,725	—	2,296
Deposit	35,625	35,625
Total assets	$5,655,022	$7,017,072

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$269,996	$1,211,561
Accrued salaries and benefits	549,815	563,706
Liabilities of segment held for sale	72,871	170,641
Total current liabilities	892,682	1,945,908

Deferred compensation	—	550,000
Deferred rent	47,675	80,945
Total liabilities	940,357	2,576,853

Commitments and contingencies

Stockholders’ equity
Preferred stock, $0.01 par value, 5,000,000 shares authorized; 5,250 series B issued and 1 outstanding at December 31, 2011, and December 31, 2010	—	—
Common stock, $0.0001 par value, 50,000,000 shares authorized; 155,150 and 107,182 issued, 154,749 and 106,781 outstanding at December 31, 2011 and 2010, respectively	16	11
Paid-in capital in excess of par value	42,326,320	38,590,239
Treasury stock, 401 shares	(464,786)	(464,786)
Accumulated deficit	(37,146,885)	(33,685,245)
Total stockholders’ equity	4,714,665	4,440,219
Total liabilities and stockholders’ equity	$5,655,022	$7,017,072

The accompanying notes to financial statements are an integral part of these financial statements.

Spherix Incorporated

Consolidated Statements of Changes in Stockholders’ Equity

For the Years Ended December 2011 and 2010

					Paid-in
	Preferred Stock		Common Stock		Capital in	Treasury Stock		Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Excess of Par	Shares	Amount	Deficit	Equity

Balance, January 1, 2010	—	$—	86,155	$9	$33,685,656	401	$(464,786)	$(25,949,003)	$7,271,876

Sale of series B preferred stock, net of offering costs of $382,500	5,250	52	—	—	4,867,448	—	—	—	4,867,500
Conversion of series B preferred stock into common stock	(5,249)	(52)	20,996	2	50	—	—	—	—
Stock-based compensation	—	—	30	—	37,085	—	—	—	37,085
Net loss	—	—	—	—	—	—	—	(7,736,242)	(7,736,242)

Balance, December 31, 2010	1	—	107,181	11	38,590,239	401	(464,786)	(33,685,245)	4,440,219

Sale of common stock, net of offering costs of $333,800	—	—	47,969	5	3,700,547	—	—	—	3,700,552
Stock-based compensation	—	—	—	—	35,534	—	—	—	35,534
Net loss	—	—	—	—	—	—	—	(3,461,640)	(3,461,640)

Balance, December 31, 2011	1	$—	155,150	$16	$42,326,320	401	$(464,786)	$(37,146,885)	$4,714,665

The accompanying notes to financial statements are an integral part of these financial statements.

Spherix Incorporated

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2011 and 2010

	2011	2010
Cash flows from operating activities
Net loss	$(3,461,640)	$(7,736,242)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on settlement of obligation	(845,000)	—
Depreciation and amortization	69,827	77,865
Provision for doubtful accounts	8,174	—
Stock-based compensation	35,534	37,085
Changes in assets and liabilities:
Receivables	262,333	(269,852)
Prepaid expenses and other assets	289,376	(410,328)
Accounts payable and accrued expenses	(355,456)	(327,538)
Deferred rent	(33,270)	(28,767)
Deferred compensation	(305,000)	(30,000)
Net cash used in activities of continuing operations	(4,335,122)	(8,687,777)
Net cash used in activies of discontinued operations	(24,538)	(5,418)
Net cash used in operating activities	(4,359,660)	(8,693,195)

Cash flows from investing activities
Proceeds from the maturity of short-term investments	—	375,003
Purchase of fixed assets	(4,852)	—
Net cash (used in) provided by continuing activities	(4,852)	375,003
Net cash (used in) provided by investing activities	(4,852)	375,003

Cash flows from financing activities
Proceeds from issuance of Series B Preferred stock, net	—	4,867,500
Proceeds from issuance of common stock, net	3,700,552	—
Net cash provided by continuing activities	3,700,552	4,867,500
Net cash provided by financing activities	3,700,552	4,867,500

Net decrease in cash and cash equivalents	(663,960)	(3,450,692)
Cash and cash equivalents, beginning of year	5,575,310	9,026,002

Cash and cash equivalents, end of year	$4,911,350	$5,575,310

Supplemental disclosures of cash flow information:
Cash paid for taxes	$160,829	$—

The accompanying notes to financial statements are an integral part of these financial statements.

1.                                      Summary of Significant Accounting Policies

Nature of Business and Basis of Presentation

The Company previously operated via two principal segments, Biospherics, our biotechnology research and development business, and Health Sciences, a technical and regulatory consulting business.  The Health Sciences business provided technical and regulatory consulting services to biotechnology and pharmaceutical companies, as well as providing technical support for the Company’s own R&D activities.  The Company generally provided its consulting services on either a fixed price basis or on a “time and expenses” basis, charging hourly rates for each staff member involved in a project, based on his or her skills and experience.

During the years covered by this report, the Company had two wholly-owned subsidiaries, Biospherics Incorporated and Spherix Consulting, Inc., for its two operating segments.  The Company’s Health Sciences contracts are in the name of Spherix Consulting, Inc. and the Company’s patents are in the name of Biospherics Incorporated.  Spherix Incorporated provides management, strategic guidance, business development, marketing and other services to its subsidiaries.  The operations of Spherix Consulting, Inc. have been retroactively adjusted as discontinued operations as a result of the December 3, 2012 sale of the subsidiary (see note 13”Subsequent Events”.)

The consolidated financial statements include the accounts of Spherix Incorporated, Biospherics Incorporated and Spherix Consulting, Inc. (collectively, the “Company”).  All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates and Assumptions

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.  This requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the period.  Significant estimates include the allowance for doubtful accounts, stock compensation expense, amortization and depreciation.  Accordingly, actual results could differ from those estimates and assumptions.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash and cash equivalents.  The Company maintains cash balances at several banks.  Interest bearing accounts at each institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000.  At December 31, 2011, the Company’s interest bearing deposits in excess of the FDIC limits was $4.7 million.  The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

Property and Equipment and Depreciation

Property and equipment are stated at cost and consist of office furniture and equipment, computer hardware and software, and leasehold improvements.  The Company computes depreciation and amortization under the straight-line method and typically over the following estimated useful lives of the related assets:

Office furniture and equipment	3 to 10 years
Computer hardware and software	3 to 5 years

Leasehold improvements are depreciated or amortized over the shorter of the term of the related lease or the estimated useful lives of the assets (generally 5 to 10 years).  Major additions, improvements and renewals are capitalized at cost and ordinary repairs, maintenance, and renewals are expensed in the year incurred.  Gains or losses from the sale or retirement of property and equipment result from the difference between sales proceeds (if any) and the assets’ net book value, and are recorded in the consolidated Statements of Operations.

Patent Costs

Legal costs incurred in connection with patent applications and costs of acquiring patents are capitalized when incurred.  When patents are granted, costs are amortized over a term representing the shorter of the life of the patent or the projected sales period of the product or process.

Impairment of Long-Lived Assets

Whenever events or changes in circumstances indicate that the carrying amount of long-lived assets, including patents and property and equipment, may not be fully recoverable, the Company evaluates the probability that the future undiscounted net cash flows, without interest charges, will be less than the carrying amount of the assets.  If any impairment is indicated as a result of this review, the Company would recognize a loss based on the amount by which the carrying amount exceeds the estimated fair value, determined based on the discounted future cash flows.  In 2011 and 2010, no such impairment was noted.

Treasury Stock

The Company accounts for the treasury stock using the cost method, which treats it as a reduction in stockholders’ equity.

Common Stock Purchase Warrants

The Company accounts for the issuance of Common Stock purchase warrants issued in connection with the equity offerings in accordance with the provisions of ASC 815, Derivatives and Hedging (“ASC 815”). The Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) gives the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net-cash settle the contract if an event occurs and if that event is outside the control of the Company) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement).

The Company assessed the classification of its Common Stock purchase warrants as of the date of each registered direct offering and through December 31, 2011 and determined that such derivatives met the criteria for equity classification.

Preferred Stock

Preferred shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Accordingly the Company classifies conditionally redeemable preferred shares (if any), which includes preferred shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control, as temporary equity. At all other times, the Company classifies its preferred shares as a component of stockholders’ equity.

The Company’s Series B Convertible Preferred Stock does not feature any redemption rights within the holders’ control or conditional redemption features not solely within the Company’s control as of December 31, 2011. Accordingly, the Series B Convertible Preferred Stock is presented as a component of stockholders’ equity.

Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, services have been rendered, the contract price is fixed or determinable and collectability is reasonably assured.  On time and expense contracts revenue is recognized at contractually agreed-upon rates based upon direct labor hours expended and other direct costs incurred.  Revenue for fixed-price contracts is recognized under the proportional performance method based upon labor charged in relation to total expected labor charges.  Losses, if any, on contracts are recorded during the period when first determined.

Research and Development Costs

Research and development costs are charged to operations as incurred.

Selling, General and Administrative Expense

The Company’s selling, general and administrative expenses consist primarily of executive management salaries and fringe benefits, sales and marketing costs, finance and accounting, human resources, as well as general corporate costs and costs related to being a public company.

Other Income

Other income consists of two grants from the U.S. Government awarded in October 2010 in support of the Company’s 2009 and 2010 diabetes and triglyceride research.  As a result, in 2011 and 2010 the Company recognized $39,000 and $136,000 in other income, net of a related tax expense of $14,000 and tax benefit of $133,000, respectively.

Income Taxes

Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  A valuation allowance is established based upon periodic assessments made by management to reduce deferred tax assets to the amount expected to be realized.  Income tax expense is the current tax provision for the period and the change during the period in deferred tax assets and liabilities.

During 2010, the Company’s subsidiary, Biospherics Incorporated, received notice from the IRS that it had been awarded two grants under IRC Section 48D of the Internal Revenue Code’s “Qualifying Therapeutic Discovery Project” (“QTDP”).  The amount received pursuant to the QTDP Grant was $270,000 of which $133,000 related to the income tax benefit associated with the realization or “monetization” of prior-period tax attributes for which the Company had previously established a valuation allowance.

The Company’s policy is to recognize interest and penalties on tax liabilities as interest expense.  At December 31, 2011 and 2010, the Company had no unrecognized income tax benefits and recognized no interest or penalties on income tax liabilities.

Discontinued operations

The operations of Spherix Consulting, Inc. have been retroactively adjusted as discontinued operations as a result of the December 3, 2012 sale (see note 13 “Subsequent Events”).  The Spherix Consulting segment generated nearly all of the Company’s revenue and provided technical support for the Company’s Biospherics segment.  The sale will help to reduce our overhead and allow the Company’s remaining staff to better focus their energies on the Biospherics drug development activities and to concentrate on the identification of additional business opportunities.

	2011	2010
Revenue	$820,925	$1,417,729

Direct cost and operating expense	(388,065)	(517,677)
Selling, general and administrative expense	(812,719)	(898,870)
(Loss) income from discontinued operations before taxes	$(379,859)	$1,182

Fair Value Information

The estimated fair value of the Company’s financial instruments, which include cash, receivables, and accounts payable reported in the Consolidated Balance Sheets, approximate their carrying value given their short maturities.  At December 31, 2011 and 2010, the Company had approximately $4.3 million and $5.3 million in money market accounts, respectively, which are Level 1 fair value instruments.

Accounting for Stock-Based Compensation

The Company applies the fair value method, which requires that the measurement of all employee share-based payments to employees, including grants of employee stock options, be expensed over their requisite service period based on their value at the grant date using their fair value, determined using a prescribed option-pricing model.  The Company uses a Black-Scholes option pricing model to value stock options.  For the years ended December 31, 2011 and 2010, the Company recognized $36,000 and $30,000 in stock based compensation expense relating to 2,250 stock options awarded in November 2011, 1,333 stock options awarded in April 2010 and 2,950 stock options awarded in February 2006, and also recognized $7,000 in 2010 related to the issuance of restricted stock (see Note 7, “Stockholders’ Equity”).

Net Loss Per Share

Basic net loss per common share has been computed by dividing net loss by the weighted-average number of common shares outstanding during the year.  Diluted net loss per common share has been computed by dividing net loss by the weighted-average number of common shares outstanding without an assumed increase in common shares outstanding for common stock equivalents, as common stock equivalents are antidilutive.  At December 31, 2011, 293 of the Company’s 2,425 outstanding options and 27,427 of the Company’s 55,391 warrants were considered common stock equivalents as the exercise prices of those options and warrants were above the average market price of the Company’s common stock for the period.

New Accounting Pronouncements

In May 2011, the FASB issued a new accounting standard on fair value measurements that clarifies the application of existing guidance and disclosure requirements, changes certain fair value measurement principles and requires additional disclosures about fair value measurements.  We are required to adopt this standard in the first quarter of 2012.  We do not expect this adoption to have a material impact on our financial statements.

In June 2011, the FASB issued a new accounting standard on the presentation of comprehensive income. The new standard requires the presentation of comprehensive income, the components of net income and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The new standard also requires presentation of adjustments for items that are reclassified from other comprehensive income to net income in the statement where the components of net income and the components of other comprehensive income are presented.  In December 2011, the FASB deferred the effective date for amendments to the presentation of reclassifications of items out of accumulated other comprehensive income, while still requiring entities to adopt the other requirements.  We are required to adopt this standard as of the beginning of 2013. We do not expect this adoption to have a material impact on our financial statements.

2.                                      Liquidity

We expect to continue to incur substantial development costs in our Biospherics segment in the next several years, without substantial corresponding revenue, and we will continue to incur ongoing administrative and other expenses, including public company expenses.  We intend to finance our activities through:

•                  the remaining proceeds of our equity offerings; and

•                  additional funds we will seek to raise through the sale of additional stock in the future.

Working capital was $4.6 million at December 31, 2011, including $4.9 million cash on hand.  Management believes that this cash on hand, combined with the $1.1 million of net proceeds of the February 2012 offering (described in Note 13), provide us with sufficient cash to sustain operations for 2012.  We expect that we will need to expend approximately $5 million over the next twelve (12) months to support our currently planned development operations.  This estimate assumes (i) no further significant expenditures for developing D-tagatose as a drug for diabetes, (ii) continuing development of D-tagatose as a treatment for high triglycerides and other dyslipidemias, (iii) ongoing operation of the Health Sciences segment at the current level of activity and (iv) that we raise additional funds to continue our development efforts beyond this 12-month period.

Due to the nature of our business, we will need to raise additional funds on a consistent basis to continue operations and to fully pursue the triglycerides and other dyslipidemias opportunity.  Fundraising will likely require the issuance of additional equity securities and a purchaser of such securities will likely insist that such securities be registered securities.  NASDAQ rules require stockholder approval for certain stock issuances constituting twenty percent (20%) or more of a company’s issued and outstanding stock.

The Company cannot be assured that it will be able to attract a purchaser of securities to raise the additional funds it will likely require; that the Company will be able to obtain any required stockholder approval; or that the Company will be able to have additional registered direct primary offerings.  If we reach a point where we are unable to raise needed additional funds to continue our business activities, we will be forced to cease our development activities and dissolve the Company.  In such an event, we will need to satisfy various severance, lease termination and other dissolution-related obligations.

3.                                      Accounts Receivable

Credit is extended to customers based on an evaluation of a customer’s financial condition and, in general, collateral is not required.  Management regularly reviews accounts receivable for uncollectible and potentially uncollectible accounts, and when necessary establishes an allowance for doubtful accounts.  Balances that are outstanding after management has used reasonable collection efforts are written-off through a charge to the allowance for doubtful accounts and a credit to accounts receivable.

At December 31, 2011 and 2010, the allowance for doubtful accounts was $8,000 and $0, respectively.

Balance, January 1, 2010	$—
Provision for doubtful accounts	—
Balance December 31, 2010	—
Provision for doubtful accounts	8,000
Balance December 31, 2011	$8,000

4.                                      Property and Equipment

The components of property and equipment as of December 31, at cost are:

	2011	2010
Computers	$19,000	$14,000
Office furniture and equipment	109,000	109,000
Leasehold improvements	229,000	229,000
Total cost	357,000	352,000
Accumulated depreciation and amortization	(266,000)	(198,000)
Property and equipment, net	$91,000	$154,000

The Company’s depreciation expense for the years ended December 31, 2011 and 2010 was $68,000 and $72,000, respectively.

5.                                      Patents and Intangible Assets

The Company’s amortization expense for the years ended December 31, 2011 and 2010 was $2,000 and $6,000 on patents with an original value of $53,000, of which $51,000 expired in 2011.

6.                                      Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consisted of the following at December 31:

	2011	2010

Accounts payable	$106,000	$312,000
Purchase commitment	—	600,000
Deferred Compensation	—	145,000
Accrued expenses	164,000	154,000
	$270,000	$1,211,000

7.                                      Stockholders’ Equity

Equity Offerings

In October 2011, the Company entered into a securities purchase agreement with certain investors to sell an aggregate of 26,628 shares of its common stock and warrants to purchase up to an additional 26,628 shares of its common stock to such investors for gross proceeds of approximately $1.25 million.  The common stock and warrants were sold in units, with each unit consisting of one share of common stock and a warrant to purchase one share of common stock.  The purchase price per unit was $47.40.  Subject to certain ownership limitations, the warrants are exercisable for a five-year period at an exercise price of $44.80 per share.  The exercise price of the warrants is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions.  The net proceeds to the Company from the offering, after deducting placement agent fees and the Company’s offering expenses, and excluding the proceeds, if any, from the exercise of the warrants issued in the offering, were approximately $1.1 million.  The common stock issued in the October 2011 offering and the common stock that may be issued pursuant to the exercise of the warrants were registered with the Securities and Exchange Commission pursuant to a registration statement on Form S-3 (File No. 333-177748), which became effective on November 21, 2011, and are classified as permanent equity.

In connection with the closing of the October 2011 offering, the Company issued to Rodman & Renshaw, LLC warrants with a term of two years to purchase 799 shares of our common stock (at an exercise price of $59.00 per share).  The estimated fair value of the warrants at the date of grant was $25,000.  These warrants were offered and sold by us in reliance upon exemptions from the registration statement requirements by Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving a public offering.

On January 19, 2011, the Company entered into a securities purchase agreement with certain investors to sell an aggregate of 21,345 shares of its common stock and warrants to purchase up to an additional 10,673 shares of its common stock to such investors for gross proceeds of approximately $2.77 million.  The common stock and warrants were sold in units, with each unit consisting of one share of common stock and a warrant to purchase 0.50 of a share of common stock.  The purchase price per unit was $130.00.  Subject to certain ownership limitations, the warrants are exercisable for a five-year period at an exercise price of $160.00.  The exercise price of the warrants is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions.  The net proceeds to the Company from the registered direct offering, after deducting placement agent fees and the Company’s offering expenses, and excluding the proceeds, if any, from the exercise of the warrants issued in the offering, were approximately $2.6 million.  The common stock issued in the January 2011 offering and the common stock that may be issued pursuant to the exercise of the warrants have been registered pursuant to a Form S-3 registration statement (File No. 333-161531), which became effective on October 1, 2009, and are classified as permanent equity.

In connection with the closing of our January 2011 offering, the Company issued to Rodman & Renshaw, LLC, as partial consideration for its services as placement agent, warrants with a term of two years to purchase up to 640 shares of our common stock at an exercise price of $163 per share.  The estimated fair value of the warrants at the date of grant was $42,000. These warrants were offered and sold by us in reliance upon exemptions from the registration statement requirements by Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving a public offering.

On October 7, 2010, the Company and certain investors entered into a securities purchase agreement, pursuant to which the Company agreed to sell an aggregate of 5,250 shares of its Series B Convertible Preferred Stock and warrants to purchase up to an additional 10,500 shares of its common stock to such investors for gross proceeds of approximately $5.25 million.  Each share of Series B Convertible Preferred Stock was convertible at the option of the holder, at any time, into 4 shares of common stock based on a conversion price of $250.00 per share of Series B Convertible Preferred Stock.  The preferred stock and warrants were sold in units, with each unit consisting of one share of preferred stock and a warrant to purchase 0.5 of a share of common stock.  The purchase price per unit was $1,000.00.  Subject to certain ownership limitations, the warrants are exercisable for a five-year period at an exercise price of $300.00 per share.  The exercise price of the warrants is subject to adjustment in the case of stock splits, stock dividends, combinations of share and similar recapitalization transactions.   The net proceeds to the Company from the October 2010 offering, after deducting placement agent fees and the Company’s offering expenses, and excluding the proceeds, if any, from the exercise of the warrants issued in the offering, were approximately $4.9 million.  The preferred stock, warrants to purchase common stock (including the placement agent warrants) and shares of common stock issuable upon conversion of the preferred stock and exercise of the warrants were issued pursuant to a prospectus filed with the Securities and Exchange Commission pursuant to a registration statement on Form S-1 (File No. 333-167963), which became effective on October 6, 2010, and are classified as permanent equity.

In connection with the closing of the October 2010 offering, the Company issued to Rodman & Renshaw, LLC warrants with a term of two years to purchase 630 shares of our common stock (at an exercise price of $312.60 per share).  The estimated fair value of the warrants at the date of grant was $49,000. These warrants were offered and sold by us in reliance upon exemptions from the registration statement requirements by Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving a public offering.

Restricted Stock

In August 2010, the Company issued 30 shares of restricted stock as part of an employment agreement.  The total fair value of the issuances of the stock was $10,000, which was recognized as compensation expense over a one-year vesting period.  The fair value of the stock awards was based on the closing market price on the date of the grant.

Stock Option Plan

The Company has an Employees’ Stock Option Plan (the “Plan”) which permits issuance of both Incentive Stock Options (ISO) and Non-Qualified Stock Options, whereby options may be granted to officers, Directors and other key employees to purchase up to 5,000 shares of common stock in amounts determined by the Compensation Committee of the Board of Directors through December 31, 2015.  During 2011 and 2010, the Company granted 2,250 and 176 stock options to the Company’s Board of Directors and officers under the Plan.  Options issued to employees typically vest over a four-year period and options issued to non-employee directors vested immediately upon being granted.  At December 31, 2011, there were 1,000 options under the plan that were fully vested.  The total unrecognized stock compensation expense at December 31, 2011 is approximately $43,000, which will be recognized over 3.9 years.

The Company used the following assumptions in the Black-Scholes calculation used to measure the fair value of stock-based compensation in accordance with ASC 718 for stock options granted in 2011 and 2010.

	(5) 2011	(7) 2010
Risk-free interest rate	0.93%	2.01%
Dividend yield	0%	0%
Expected life (years)	5	4
Volatility	130.0%	106.1%

Activity for the two years ended December 31, 2011, for all option grants is shown below:

	2011				2010
	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value	Shares	Weighted Average Exercise Price
Outstanding at beginning of year	316	$322.00			203	$514.00
Granted	2,250	$40.00			176	$228.00
Exercised	—	$—			—	$—
Expired or forfeited	(140)	$440.00			(63)	$682.00
Outstanding at end of year	2,426	$53.60	4.8	$—	316	$322.00
Exercisable at end of year	1,176		4.7	$—	316
Weighted-average fair value of options granted during the year	$34.20				$164.00

Price range of options
Outstanding	$40.00-$228.00				$228.00-$440.00
Exercised	$—				$—
Expired or forfeited	$440.00				$682.00

The following table summarizes information with respect to stock options outstanding at December 31, 2011:

	Options Outstanding			Options Exercisable
Range of Exercise Price	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Number of Options	Weighted Average Exercise Price
$40.00	2,250	$40.00	4.9	1,000	$40.00
$228.00	176	$228.00	3.7	176	$228.00
	2,426			1,176

8.                        Gain on Settlement of Obligations

On January 14, 2011, Biospherics Incorporated, a wholly-owned subsidiary of the Company, filed a Complaint For Injunction Relief And Damages in The United States District Court For The District Of Maryland against Inalco S.p.A. (the “Complaint”).  The Complaint alleged that Inalco had breached the 2009 Manufacturing Support and Supply Agreement as Inalco (i) refused to supply D-tagatose previously paid for by Biospherics, (ii) refused to provide a promised bank guarantee, and (iii) shut-down its D-tagatose production facilities.  On March 16, 2011, both parties signed a settlement agreement whereby Inalco agreed to supply Spherix with 8.5 metric tons of D-tagatose, which has been received by Spherix, and both parties have agreed to release each other from any other obligations under the previous agreement.  As a result, the Company recognized a gain of $600,000 in March 2011 on the release from its purchase obligation.

In January 2011, the Company entered into a Letter Agreement with Gilbert V. Levin and M. Karen Levin pursuant to which the Company agreed to make a one-time lump sum payment of $450,000 to the Levins in full satisfaction of the Company’s obligation to make a series of continuing payments to the Levins relating to their prior employment by the Company.  Per the terms of the agreement, Gilbert V. Levin resigned as a member of the Board of Directors of the Company on January 13, 2011.  The Company’s estimated liability to the Levins at December 31, 2010, and prior to the above agreement was approximately $695,000.  The $450,000 lump sum payment was made on January 31, 2011, and the Company recognized the $245,000 difference as a gain on settlement of obligations in January 2011.

9.                                      Income Taxes

Income tax from operations for 2011 and 2010 was as follows:

	2011	2010
U.S. Federal income tax (expense) benefit	$(13,000)	$118,000
State and local income tax (expense) benefit	$(1,000)	$15,000
Total income tax (expense) benefit	$(14,000)	$133,000

	2011	2010
Current income tax (expense) benefit	$(14,000)	$38,000
Deferred income tax (expense) benefit	$—	$95,000
Total income tax (expense) benefit	$(14,000)	$133,000

The tax effects of significant temporary differences representing deferred tax assets as of December 31, 2011 and 2010 are as follows:

	2011	2010
Deferred tax assets
Deferred rent	$19,000	$32,000
Accrued vacation	39,000	33,000
Tax credit/grants	82,000	23,000
Deferred compensation	—	274,000
Net operating loss carryforward	15,922,000	13,912,000
Accrued bonus	154,000	165,000
Stock based compensation	25,000	41,000
Inventory adjustments	—	426,000
Accrued expenses	38,000	38,000
Other	5,000	27,000
Total deferred tax asset	16,284,000	14,971,000

Deferred tax liabilities
Property and equipment	(4,000)	(23,000)
Change in accounting method - accrued bonus	(20,000)	(41,000)
	(24,000)	(64,000)

Valuation allowance	(16,260,000)	(14,907,000)

Net deferred tax asset	$—	$—

At December 31, 2011 and 2010, the Company had gross operating loss carryforwards for U.S. federal income tax purposes of approximately $39.0 million and $33.9 million, respectively, which will begin to expire in 2019.  At December 31, 2011 and 2010, the Company had gross operating loss carryforwards for state income tax purposes of approximately $49.9 million and $44.6 million, respectively, which will begin to expire in 2018.  Based on the Company’s historical losses and its accumulated deficit, the Company has provided a full valuation allowance against the net deferred tax asset.

Utilization of the net operating loss carryforwards and credit could be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions.  The Company has not performed a detailed analysis to determine whether an ownership change under Section 382 of the Internal Revenue Code occurred.  The effect of an ownership change would be the imposition of an annual limitation on the use of net operating loss carryforwards attributable to periods before the change and could result in a reduction in the total net operating losses and research credits available.

Reconciliation between actual tax benefits and taxes computed at the statutory Federal rate of 34 percent for 2011 and 2010 are as follows:

	2011	2010
U.S. Federal income tax benefit at the statutory rate of 34%	$1,172,000	$2,675,000
Effect of permanent differences	(10,000)	(7,000)
Effect of permanent differences - Government Grant	4,000	51,000
State income taxes benefit, net of federal tax benefit	251,000	424,000
Other	(79,000)	—
Change in valuation allowance	(1,352,000)	(3,010,000)
Income tax (expense) benefit	$(14,000)	$133,000

During 2010, the Company’s subsidiary, Biospherics Incorporated, received notice from the IRS that it had been awarded two grants under IRC Section 48D of the Internal Revenue Code’s “Qualifying Therapeutic Discovery Project.”  The amount received pursuant to the QTDP Grant was $0.3 million of which $0.1 million related to the income tax benefit associated with the realization or “monetization” of prior-period tax attributes for which the Company had previously established a valuation allowance.

Tax Uncertainties

The Company recognizes a tax benefit associated with an uncertain tax position when, in management’s judgment, it is more likely than not that the position will be sustained upon examination by a taxing authority.  For a tax position that meets the more-likely-than-not recognition threshold, the Company initially and subsequently measures the tax benefit as the largest amount that it judges to have a greater than 50% likelihood of being realized upon ultimate settlement with a taxing authority.  The liability associated with unrecognized tax benefits is adjusted periodically due to changing circumstances, such as the progress of tax audits, case law developments and new or emerging legislation.  The effective tax rate includes the net impact of changes in the liability for unrecognized tax benefits and subsequent adjustments as considered appropriate by management. The Company has not recognized any such adjustments.  At December 31, 2011 and 2010, the Company had no material unrecognized income tax benefits and recognized no interest or penalties on income tax liabilities.

The Company is subject to U.S. federal income tax and state and local income tax in multiple jurisdictions.  The statute of limitations for the consolidated U.S. federal income tax return is closed for all tax years up to and including 2007, except for pre-2007 tax returns that generated net operating loss carry forwards that could be adjusted on audit.  Currently, no federal or state and local income tax returns are under examination by the respective taxing authorities.

10.                               Commitments and Contingencies

Purchase Commitments

During 2009, the Company entered into a purchase commitment with a supplier of the Company’s D-tagatose product.  The agreement committed the Company to purchase 25 metric tons of D-Tagatose.  The Company utilized the D-tagatose as a part of the Phase 2 and Phase 3 trials.  This phase was necessary for the Company to be able to commercialize the product and as the products were not going to be available for sale, the Company wrote off the entire product value into Research and Development Costs.  The amounts written off in 2009 from the agreement were $1.1 million.  Of this amount $500,000 was paid in 2009 and the remaining balance of $600,000 was included in the Company’s accounts payable and accrued expenses at December 31, 2010.  On March 16, 2011, both parties signed an agreement whereby Inalco agreed to supply Spherix with 8.5 metric tons of D-tagatose for amounts previously paid for and both parties agreed to release each other from any other obligations under the previous agreement.  As a result, Spherix recognized a gain of $600,000 in 2011 on the release from its purchase obligation.

Leases

The Company has commitments under an operating lease through 2013 relating to its administrative office in Bethesda, Maryland.

Future minimum rental payments required as of December 31, 2011, under the non-cancelable lease are as follows:

Year Ending December 31,	Operating Lease

2012	159,000
2013	40,000
$199,000

The Company’s building lease contains step rent provisions, capital improvement funding, or other tenant allowances.  Minimum rental payments including allowances on this lease are recognized on a straight-line basis over the term of the lease.  In 2008, lease incentives under the Bethesda facility lease provided for $150,000 of leasehold improvements.  The Company incurred net operating lease rental expenses of approximately $129,000 and $140,000 for the years 2011 and 2010, respectively.

Related Party Transactions

Employment, Deferred Compensation, and Consulting Agreements for Principal Stockholders

Under employment agreements with Dr. Gilbert V. Levin and Mrs. M. Karen Levin, the Company’s founders, the Company agreed to provide Dr. and Mrs. Levin each with lifetime payments of $12,500 each quarter and to fund long-term lifetime healthcare and health insurance policies following their retirements from the Company on August 14, 2008 and January 4, 2006, respectively.  At December 31, 2010, the Company’s liability for both Dr. and Mrs. Levin was estimated to be $450,000 for the lifetime payments and $245,000 for funding the long-term lifetime healthcare and health insurance policies based on actuarially determined amounts.  The non-current portion of these amounts was reported on the accompanying balance sheet as deferred compensation at December 31, 2010.  During 2011 and 2010, the Company paid Dr. and Mrs. Levin a combined total of $24,000 and $141,000 in post-retirement benefits under the above agreements.

In January 2011, the Company entered into a Letter Agreement with Gilbert V. Levin and M. Karen Levin pursuant to which the Company agreed to make a one-time lump sum payment of $450,000 to the Levins in full satisfaction of the Company’s obligation to make a series of continuing payments to the Levins relating to their prior employment by the Company.  The Company’s estimated liability to the Levins at December 31, 2010, and prior to the above agreement, was approximately $695,000.  The $450,000 lump sum payment was made on January 31, 2011, and the Company recognized a gain of $245,000 in 2011.  Per the terms of the agreement, Gilbert V. Levin resigned as a member of the Board of Directors of the Company on January 13, 2011.

11.                               Employee Benefit Plans

The Spherix Incorporated 401(k) Retirement Plan (the “Plan”) is a discretionary defined contribution plan and covers substantially all employees who have attained the age of 21, have completed one year of service, and have worked a minimum of 1,000 hours in the past Plan or anniversary year.

Under provisions of the Plan, the Company, for any plan year, has contributed an amount equal to 50% of the participant’s contribution or 2½% of the participant’s eligible compensation, whichever is less.  The Company may, at its own discretion, make additional matching contributions to participants.  Company contributions, net of forfeitures, amounted to $18,000 in each of 2011 and 2010, respectively.

12.                               Information by Business Segment

As a result of the sale of the Spherix Consulting subsidiary, the Company now has only one operating segment, Biospherics.

13.                               Subsequent Events

The Company evaluated all events or transactions after December 31, 2011 through the date the financial statements were issued.

On February 2, 2012, the Company entered into a securities purchase agreement with certain investors to sell an aggregate of 53,241 shares of its common stock and warrants to purchase up to an additional 10,648 shares of its common stock to such investors for gross proceeds of approximately $1.15 million.  The common stock and warrants were sold in units, with each unit consisting of one share of common stock and a warrant to purchase 0.2 of a share of common stock.  The purchase price per unit was $21.60.  Subject to certain ownership limitations, the warrants are exercisable at any time commencing six (6) months after the initial issue date and on or prior to August 7, 2017, but not thereafter, at an exercise price of $28.00.  The exercise price of the warrants is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions.  The net proceeds to the Company from the registered direct offering, after deducting placement agent fees and the Company’s offering expenses, and excluding the proceeds, if any, from the exercise of the warrants issued in the offering, were approximately $1.1 million.  The common stock issued in the February 2012 offering and the common stock that may be issued pursuant to the exercise of the warrants have been registered pursuant to a Form S-3 registration statement (File No. 333-161531), which became effective on October 1, 2009, and are classified as permanent equity.

In connection with the closing of our February 2012 offering, the Company issued to Rodman & Renshaw, LLC, as partial consideration for its services as placement agent, warrants to purchase up to 1,597 shares of our common stock at an exercise price of $27.00 per share.  The estimated fair value of the warrants at the date of grant was $19,000.  The warrants are exercisable at the option of the holder at any time beginning six (6) months after the closing through and including February 6, 2014.  These warrants were offered and sold by us in reliance upon exemptions from the registration statement requirements by Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving a public offering.

In March 2012, the Company entered into an amendment to its office building lease, which extends the term of the lease five years.  The lease as amended will expire on March 31, 2018.  Commencing on April 1, 2012, the base annual rent shall be $152,500, with an increase of 3% annually.

On April 20, 2012, the Company received a deficiency notice from NASDAQ regarding the bid price of the Company’s common stock.  Following the reverse stock split, on October 8, 2012, NASDAQ provided confirmation to the Company that the Company has regained compliance with Marketplace Rule 5550(a)(2) since the closing bid price of its common stock, $0.01 par value per share, had traded at $1.00 per share or greater for at least ten (10) consecutive business days.

On August 14, 2012, the Company held its annual meeting of stockholders.  At the annual meeting: (i) the stockholders re-elected the current members of the Board of Directors; (ii) authorized issuance of securities in one or more non-public offerings in accordance with NASDAQ Marketplace Rule 5635; (iii) approved the amendment of the Amended and Restated 1997 Stock Option Plan; (iv) approved an amendment to the Company’s Certificate of Incorporation, as amended (the “Amendment”), which authorized a reverse stock split of the Company’s issued and outstanding common stock; (v) ratified the appointment of the independent accountants.

On September 21, 2012, the Company filed a Certificate of Amendment to its Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding common stock at an exchange ratio of 1-for-20.  As a result of the reverse stock split, every 20 shares of the Company’s issued and outstanding Common Stock were combined into one share of Common Stock, par value, $0.01 per share.  No fractional shares of Common Stock were issued as a result of the reverse stock split.  Instead, fractional shares that would otherwise result from the reverse stock split were purchased by the Company based on the closing price of the stock on September 21, 2012.  The reverse stock split reduced the December 31, 2011 and 2010 number of outstanding shares of Common Stock from 3,094,961 and 2,135,588 shares to 154,749 and 106,781 shares, respectively.  All per share amounts and outstanding shares, including all Common Stock equivalents, stock options, equity compensation plans, and warrants, have been retroactively adjusted in the Financial Statements and in the Notes to the Financial Statements for all periods presented to reflect the reverse stock split.

On September 25, 2012, the Company received written notification from NASDAQ advising the Company that the minimum number of publicly held shares of the Company’s common stock had fallen below the minimum 500,000 shares required for continued listing on the NASDAQ Capital Market pursuant to NASDAQ Rule 5550(a)(4).  Following the November 7, 2012 private placement, in late November, 2012 NASDAQ provided confirmation to the Company that it had regained compliance with the minimum number of publicly held shares rule.

On November 7, 2012, the Company obtained net proceeds of approximately $2.3 million in a private placement of common stock and warrants.  The Company sold an aggregate of 483,657 shares of common stock at a price of $5.324 per share along with warrants to purchase an additional 483,657 shares of common stock at an exercise price of $6.53 per share.  The warrants shall be exercisable for a period of five years.  Common stock and warrants were issued in a private placement of securities exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder.  The investors shall have the right to participate for 100% of any future debt or equity offerings of the Company during the two years following the Closing.

On November 13, 2012, the Company expanded its Board of Directors to eight board members and will be re-examining its business strategies and exploring strategic alternatives.  This effort may result in the divestiture or winding down of certain of our current businesses and the possible entry into a new, yet identified business, including via acquisitions.

In mid-November, 2012, the Board of Directors and the holders of approximately 70% of our common stock approved the following actions:

•                  an increase in our authorized capital stock to 50,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share;

•                  the adoption of the Spherix Incorporated 2012  Equity Incentive Plan, pursuant to which up to 125,000 shares of common stock may be issued to employees, officers and directors via stock options and grants of restricted stock;  and

•                  approval of the issuance of up to 483,657 shares of our common stock pursuant to the exercise of our Series B Warrants issued in our November 2012 private placement transaction.

We have forwarded an Information Statement on Form 14C to all of our stockholders describing these matters, which matters will be effective as of mid-December, 2012.

On December 3, 2012, Spherix Incorporated (the “Company”) sold all of the issued and outstanding capital stock of its consulting subsidiary, Spherix Consulting, Inc. for nominal consideration of less than $1,000.  As a result of the sale, the Company will recognize a one-time loss on the sale of the subsidiary of approximately $1.3 million in Q4 2012.  Our board of directors is currently evaluating our strategic alternatives.

On November 30, 2012, the following individuals resigned as members of the Board of Directors of the Company: Dr. Claire L. Kruger, Dr. Robert A. Lodder, Aris Melissaratos and Thomas B. Peter.

On November 30, 2012, but effective as of December 3, 2013, Dr. Claire L. Kruger resigned as the Chief Executive Officer/Chief Operating Officer of the Company.  In connection with Dr. Kruger’s departure, the Company paid Dr. Kruger her 2012 bonus of $143,000 and a severance of $286,000 plus COBRA expenses pursuant to the terms of her employment agreement.  For the other departing employees the Company agreed to pay a total of $82,000 in 2012 bonuses and approximately $211,000 in severances.

On November 30, 2012, but effective as of December 3, 2012, the Company appointed (i) Dr. Robert A. Lodder as the Company’s Principal Executive Officer and (ii) Robert L. Clayton as Secretary of the Company.  The Company also agreed with Mr. Clayton that (i) Mr. Clayton will remain as CFO of the Company through March 31, 2013 and (ii) the Company will pay Mr. Clayton a severance of $212,180 pursuant to the terms of his prior employment agreement.  The Company also agreed to pay $93,359 and $74,263 in 2012 bonuses for Dr. Lodder and Mr. Clayton, respectively.